UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2015

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers
On December 2, 2015, Aspen Insurance Holdings Limited (“Aspen” or the “Company”) announced that Mr. Karl Mayr has been appointed to its Board of Directors (the “Board”) as a Class III director and as a member of the Board’s Risk Committee. Under Aspen’s Bye-Laws, the appointment of Mr. Mayr will be subject to shareholder approval at Aspen’s 2016 annual general meeting. As a non-executive director, Mr. Mayr is entitled to receive the same level of fees and benefits as other Aspen non-executive directors, including for committee appointments. For additional information, please see Aspen’s 2015 proxy statement filed with the U.S. Securities and Exchange Commission.
The Board has determined that Mr. Mayr is an independent director pursuant to the NYSE Corporate Governance Standards applicable to U.S. domestic issuers. The attached press release, furnished as Exhibit 99.1, provides additional information.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On December 2, 2015, Aspen issued a press release announcing the appointment of Mr. Mayr to the Board as a Class III director and as a member of the Board’s Risk Committee, which has been attached as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) The following exhibit is furnished as part of this report:
99.1    Press Release from Aspen Insurance Holdings Limited dated December 2, 2015.

The information furnished under Item 7.01 “Regulation FD Disclosure” shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: December 2, 2015	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer